Exhibit 99.2

Bonnie Ortega	Hanna Wagari
VP – Corporate Communications	VP – Sales and Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1042
Email: InvestorRelations@cardiumthx.com	Email: HWagari@cardiumthx.com

CARDIUM REPORTS ON POTENTIAL USE OF EXCELLAGEN TO REPAIR PRENATALLY

DIAGNOSED BIRTH DEFECTS USING MESENCHYMAL STEM CELLS

SAN DIEGO, CA – August 12, 2013 – Cardium Therapeutics (NYSE MKT: CXM) today reported on a research collaboration with researchers at Boston Children’s Hospital, to assess the medical utility of Excellagen® as a delivery scaffold to seed autologous mesenchymal fetal stem cells for ex-vivo engineering of tissue grafts for transplantation into infants to repair prenatally diagnosed birth defects.

Autologous mesenchymal fetal stem cells are derived prenatally from infants with a medical defect requiring life-saving tissue repairs. These stem cells are sourced from amniotic fluid, the placenta or umbilical cord blood. The stem cells are then seeded into a scaffold to promote the growth of an engineered tissue graft. These grafts will potentially be used to surgically repair, either in the fetus or immediately following birth, certain prenatally diagnosed birth defects that could include congenital diaphragmatic hernia, tracheal and chest wall defects, bladder extrophy and various cardiac anomalies. Preliminary pre-clinical research has confirmed that Excellagen collagen homogenate maintains mesenchymal fetal stem cell viability. Additional proof of concept studies are currently underway.

“Boston Children’s team has made remarkable progress in the field of tissue regeneration and surgical repair of prenatally diagnosed congenital defects. We believe that Excellagen has an opportunity serve as a delivery platform in the field of stem cell therapy and we look forward to continuing to work with the Boston Children’s team to help make their innovative therapeutic vision a new standard of care, and potentially advance stem cell therapies toward commercialization,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium. “Excellagen was specifically designed to support advanced biologics and this new application further highlights its potential versatility as an important delivery agent for a variety of innovative therapeutic applications.”

Cardium’s FDA-cleared Excellagen is an aseptically-manufactured, quaternary fibrillar Type I bovine collagen homogenate that is configured into a staggered array of three-dimensional, triple helical, telopeptide-deleted, tropocollagen molecules. This linear array forms a flowable, biocompatible and bioactive structural matrix that can promote chemotaxis, cellular adhesion, migration and proliferation to stimulate tissue formation. The Excellagen homogenate represents a new product delivery platform that allows for the potential development of a portfolio of advanced tissue regeneration therapeutic opportunities that could include anti-infectives, antibiotics, peptides, proteins, small molecules, DNA, stem cells, differentiated cells and conditioned cell media.

About Excellagen®

Excellagen is a syringe-based, professional-use, pharmaceutically-formulated 2.6% fibrillar Type I bovine collagen homogenate that functions as an acellular biological modulator to activate the wound healing process and significantly accelerate the growth of granulation tissue. Excellagen’s FDA clearance provides for very broad labeling including partial and full-thickness wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/graft, post-Mohs surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns and skin tears) and draining wounds. Excellagen is intended for professional use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors. Excellagen’s unique fibrillar Type I bovine collagen homogenate formulation is topically applied through easy-to-control, pre-filled, sterile, single-use syringes and is designed for application at only one-week intervals.

There have been important, positive findings reported by physicians using Excellagen as part of Cardium’s physician sampling, patient outreach and market “seeding” programs. In several case studies, physicians reported a rapid onset of the growth of granulation tissue in a wide array of wounds, including non-healing diabetic foot ulcers (consistent with the results of Cardium’s Matrix clinical study), as well as pressure ulcers, venous ulcers and Mohs surgical wounds. In certain cases, rapid granulation tissue growth and wound closure have been achieved with Excellagen following unsuccessful treatment with other advanced wound care approaches. From a dermatology perspective, a previously unexplored vertical market, remarkable healing responses have been observed following Mohs surgery for patients diagnosed with squamous and basal cell carcinomas, including deep surgical wounds extending to the periosteum (a membrane that lines the outer surface of bones). Additionally, because of the easy-use and platelet activating capacity, physicians have been employing Excellagen in severe non-healing wounds at near-amputation status, in combination with autologous platelet-rich plasma therapy and collagen sheet products. These case studies and positive physician feedback provide additional support of Excellagen’s potential utility as an important new tool to help promote the wound healing process. Excellagen case studies are available at http://www.excellagen.com/surgical-wounds.html.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes LifeAgain medical data analytics, Tissue Repair Company, Cardium Biologics, and the Company’s To Go Brands® nutraceutical business. The Company’s lead commercial product, Excellagen® topical gel for wound care management, has received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. To Go Brands® develops, markets and sells dietary supplements through established regional and national retailers. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. For more information, visit www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that Excellagen can be effectively applied to repairing prenatally diagnosed birth defects using mesenchymal stem cells or that it can be successfully developed for this or any other therapeutic application; that case study observations will be reproducible or generalizable, or that results or trends observed in a clinical study or follow-on case studies will be reproduced in subsequent studies or in actual use; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; that we can raise sufficient capital from partnering, monetization or other fundraising transactions to maintain our stock exchange listing or adequately fund ongoing operations; or that we will not be adversely affected by these or other risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Cardium Therapeutics®, Generx®, Cardionovo®, Tissue Repair™, Excellagen®, Excellarate™, LifeAgain™, Genedexa™,

Neo-Apps®, MedPodium®, Neo-Energy®, Neo-Chill™ and Neo-Carb Bloc® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company. To Go Brands®, High Octane®, Green Tea Energy Fusion™, Acai Natural Energy Boost™, Greens to Go®, Extreme Berries to Go®, Healthy Belly®, VitaRocks®, Smoothie Complete®, Trim Green Coffee Bean™, and Trim Energy®, are trademarks of To Go Brands, Inc. Other trademarks belong to their respective owners.